MALONE & BAILEY, PC
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Megola Inc.
Corunna, ON, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated October 17, 2005 relating to the financial statements as of July 31, 2005 and 2004 and each of the two years then ended.

Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

December 2, 2005

2925 Briarpark, Suite 930 | Houston, TX 77042
(713) 266-0530 – voice | (713) 266-1815 – fax | www.malone-bailey.com